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                                                                   EXHIBIT 23.7

February 6, 1997

Value Health, Inc.
22 Waterville Road
Avon, Connecticut 06001

Columbia/HCA Healthcare Corporation
One Park Plaza
Nashville, Tennessee 37203

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the headings "Summary-- The Merger--Certain Federal Income Tax Consequences," "The Merger--Certain Federal Income Tax Consequences," "The Merger Agreement--Conditions" and "Legal Matters" in the Proxy Statement/Prospectus included in this Registration Statement on Form S-4. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

WILLKIE FARR & GALLAGHER